Exhibit 5.1

April 5, 2006	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com
ProLogis
4545 Airport Way
Denver, Colorado 80239

Re:	ProLogis Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to ProLogis, a Maryland real estate investment trust (“ProLogis”), in connection with (i) an offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of ProLogis’s common shares of beneficial interests, par value $0.01 per share (the “Common Shares”), and the corporate proceedings taken in connection therewith and (ii) the issuance of up to 5,744,200 Common Shares pursuant to a Sales Agreement, dated July 23, 2004, between ProLogis and Cantor Fitzgerald & Co., as amended by Amendment No. 1 to the Sales Agreement dated March 31, 2006 (as amended, the “Sales Agreement”).
          We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3, as amended (File No. 333-132616) (the “Registration Statement”), relating to the Common Shares. In rendering our opinions set forth below, we have examined originals or copies identified to our satisfaction of (i) the Sales Agreement; (ii) the Registration Statement (File No. 333-132616); (iii) ProLogis’s Declaration of Trust; (iv) ProLogis’s Amended and Restated Bylaws, as amended; and (v) the prospectus as supplemented relating to the Common Shares to be issued pursuant to the Sales Agreement. The Common Shares are registered on Registration Statement No. 333-132616. In addition, we have examined and relied upon other documents, certificates, corporate records, opinions and instruments, obtained from ProLogis or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of this opinion.
          As special counsel to ProLogis, we have examined originals or copies certified or otherwise identified to our satisfaction of the Declaration of Trust, ProLogis’ Amended and Restated Bylaws, as amended, resolutions of ProLogis’ Board of Trustees and such ProLogis records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ProLogis. In rendering this opinion, we have assumed the genuineness of all
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MAYER, BROWN, ROWE & MAW LLP
April 5, 2006

signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
          Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, and assuming that the Common Shares are issued in accordance with the terms of the Sales Agreement, we are of the opinion that the Common Shares will be duly authorized, legally issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.
          We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Maryland.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW LLP